***CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2.

Exhibit 10.80

AMENDMENT TO
NONEXCLUSIVE LICENSE AGREEMENT
UNDER VYSIS’ COLLINS PATENTS

     This Amendment (the “Amendment”) to the Nonexclusive License Agreement dated June 22, 1999 (the “Collins License”) by and between Gen-Probe Incorporated, a Delaware corporation having its principal place of business in San Diego, CA (“Gen-Probe”), and Vysis, Inc., a Delaware corporation having its principal place of business in Downers Grove, IL (“Vysis”), is entered into as of September 17, 2004. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given such terms in the Collins License.

     Whereas, the parties have entered into a Settlement Agreement dated September 17, 2004 (the “Settlement Agreement”); and

     Whereas, as contemplated by the Settlement Agreement, the parties wish to amend certain provisions of the Collins License, subject to the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Royalties. With respect to sales of Licensed Products and Licensed Methods invoiced on or before September 30, 2004, Gen-Probe shall pay to Vysis a [...***...] on [...***...] at the [...***...] of the [...***...] and otherwise in accordance with [...***...]. Except as set forth in the preceding sentence, no further royalties will be payable by Gen-Probe under the Agreement.

2. Fully-Paid Licenses. Subject to Gen-Probe’s payment in full of the amount specified in Section 1(b) of the Settlement Agreement, Vysis hereby grants to each of Gen-Probe, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE the following licenses:

     (a) effective as of October 1, 2004, a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, under the Collins Patents to make, have made, use, sell, have sold, offer for sale and import Licensed Products and practice Licensed Methods in the field of infectious disease nucleic acid testing (the “Current Field”); and

     (b) effective as of January 1, 2005, a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, under the Collins Patents to make, have made, use, sell, have sold, offer for sale and import Licensed Products and practice Licensed Methods in all additional fields beyond the Current Field;

provided, however, that: (i) the GEN-PROBE/CHIRON ALLIANCE’s licenses under the preceding paragraphs (a) and (b) are granted solely for purposes of the blood screening aspects of the GEN-PROBE/CHIRON ALLIANCE; and (ii) the GEN-PROBE/BAYER ALLIANCE’s licenses under the preceding paragraphs (a) and (b) are granted solely for purposes of the infectious diseases aspects of the GEN-PROBE/BAYER ALLIANCE but excluding blood screening.

***Confidential Treatment Requested

1.

Each of the foregoing licenses shall continue in full force and effect until the date of expiration of the last to expire of the Collins Patents. The foregoing licenses shall be subject to the terms of the Agreement, excluding Paragraph 3 thereof. Without limiting the generality of the foregoing, the right to sell Licensed Products granted under paragraphs (a) and (b) above shall extend to distributors of Gen-Probe, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE relative to their distribution of Licensed Products with no obligation by the distributors to pay royalties.

3. Third Party Beneficiaries. CHIRON and BAYER are third party beneficiaries of this Amendment as set forth above.

4. Entire Agreement. The Collins License, as amended by this Amendment, and the Settlement Agreement embody the entire understanding of the parties and shall supersede all previous communications, representations and understandings, whether oral, written or otherwise, between the parties relating to the subject matter hereof. Except as specifically amended by this Amendment, the terms and conditions of the Collins License shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles.

6. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

Gen-Probe Incorporated	Vysis, Inc.

By: /s/ Henry L. Nordhoff	By: /s/ Edward Michael

Name: Henry L. Nordhoff	Name: Edward Michael
Title: President & CEO	Title: President

2.